Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement of SLM Corporation on Form S-8 (No. 333-109315) of our report dated June 27, 2014, appearing in this Annual Report on Form 11-K of Sallie Mae 401(k) Savings Plan for the year ended December 31, 2013.
/s/ CohnReznick LLP
Bethesda, Maryland
June 27, 2014